UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2012

RXi PHARMACEUTICALS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-177498	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Prescott Street

Worcester, Massachusetts 01605

(Address of Principal Executive

Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 8.01 below is incorporated herein by reference. The issuance of the Series A Preferred Stock and the Advirna Shares were exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 8.01 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events

Closing and Completion of Spin-off

On April 27, 2012, RXi Pharmaceuticals Corporation (the “Company”) completed the offering and sale of the shares of its Series A Preferred Stock contemplated under that certain Securities Purchase Agreement, dated as of September 24, 2011 (the “Purchase Agreement”), by and among the Company, Galena Biopharma, Inc. (“Galena”), and Tang Capital Partners, LP (“Tang”) and RTW Investments, LLC (“RTW” and together with Tang, the “Investors”). Pursuant to the Purchase Agreement, the Investors purchased a total of 9,500 shares of Series A Preferred Stock issued by the Company (the “Series A Preferred Stock”) in consideration for $9.5 million, payable in cash and through the extinguishment of approximately $1 million of aggregate indebtedness owed to the Investors by the Company.

The closing under the Purchase Agreement, which occurred on April 27, 2012 (the “Closing”), followed the distribution by Galena, on April 26, 2012, of a dividend of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that was paid with respect to each share of Galena common stock issued and outstanding as of the close of business on April 23, 2012 (the “Record Date”). As a result of the total number of shares of Galena common stock that were issued and outstanding on the Record Date, Galena distributed to its stockholders a total of 66,959,894 shares of Common Stock (the “Spin-off”), while Galena retained ownership of an additional 33,479,947 shares of Common Stock, which shares are subject to limitations on resale. The Spin-off was registered under the Securities Act on a Registration Statement on Form S-1 (File No. 333-177498), which was declared effective on February 14, 2012 by the U.S. Securities and Exchange Commission (the “Registration Statement”). The Company has, through a registered broker/dealer, applied to have the Common Stock approved for trading through the OTC Markets Group quotation service and expects that this process will be completed, and that the stock ticker symbol “RXII” will be issued to the Company, within approximately ten days following the Closing. The Company expects to make a public announcement of the issuance of the ticker symbol after it is issued, at which time trading of the Common Stock may commence.

Concurrent with the Closing, the Company issued a total of 41,849,934 additional shares of Common Stock to Advirna, LLC (“Advirna”) in partial consideration for the assignment of certain patent rights to the Company (the “Advirna Shares”). Additional information relating to the issuance of the Advirna Shares and the agreement with Advirna under which they were issued can be found in the Registration Statement.

Personnel Changes

Concurrent with the Closing, Geert Cauwenbergh, Dr. Med. Sc., age 58, was appointed to the Board of Directors and was elected as President and Chief Executive Officer of the Company. Prior to joining RXi, from June 2011 to April 2012, Dr. Cauwenbergh was active, through his consulting company Phases123 LLC, in advising various small biotech and healthcare companies. From July 2008 to June 2011, Dr. Cauwenbergh was the Chief Executive Officer of Rhei Pharmaceuticals HK Ltd, a Chinese company that licenses western drugs for development and commercialization in China, and Managing Director of the Center for Medical Innovation, a government subsidized center for translational medicine for the Belgian Region of Flanders. In February 2008 and May 2009, Dr. Cauwenbergh founded Phases123 LLC and Aramis LLC, a dermatology company, respectively. From 2002 to 2008, Dr. Cauwenbergh was with Barrier Therapeutics, Inc., a publicly-traded biopharmaceutical company he founded in 2001 that focused on dermatology drug development, where he held positions including Chief Executive Officer and Chairman. Barrier was acquired by Stiefel Laboratories, Inc. in 2008. Prior to founding Barrier, Dr. Cauwenbergh held a number of ascending senior management positions at Johnson & Johnson, where he was employed for 23 years. As Vice President, Research and Development for Johnson & Johnson’s Skin Research Center, he was responsible for the worldwide research and development of all skin care products for the Johnson & Johnson consumer companies. He is a member of the board of directors of Ablynx NV and Euroscreen S.A., both European biotechnology companies. In 2005, Dr. Cauwenbergh was inducted into the New Jersey High-Tech Hall of Fame, and, from 2009 to 2010, he served as Chairman of the Board of Trustees of BioNJ. He has authored more than 100 publications and has been a guest editor for a number of books in mycology and infectious diseases. Dr. Cauwenbergh received his Doctorate in Medical Sciences from the Catholic University of Leuven, Faculty of Medicine (Belgium), where he also completed his masters and undergraduate work.

Dr. Cauwenbergh was appointed President and Chief Executive Officer pursuant to an employment agreement, effective April 27, 2012. Dr. Cauwenbergh is entitled to receive an annual salary of $360,000. He also is entitled to a grant by us, on the day that is thirty calendar days following the later of: (i) the effective date of his employment; or (ii) the day when the Common Stock is listed for trading or quotation, as the case may be, on any “trading market” (as defined), of stock options to purchase 4% of the outstanding Common Stock as of such grant date (calculated on a fully-diluted, as-converted basis), at an exercise price per share to be determined based on the fair value of the Common Stock on the date of grant. The options will be subject to vesting with respect to one-quarter of the underlying shares on the first anniversary of the effective date of Dr. Cauwenbergh’s employment, and the remainder of the underlying shares monthly thereafter over the next three years, subject to accelerated vesting in some events. Dr. Cauwenbergh’s employment agreement also provides that during the term of his employment with us, he shall serve as a member of our Board of Directors. Additionally, for a period of up to two years from the effective date of his employment, we agreed to reimburse Dr. Cauwenbergh for his temporary housing costs in the greater Boston area in an amount up to $3,000 per month. Under Dr. Cauwenbergh’s employment agreement, upon termination of Dr. Cauwenbergh’s employment without “cause” (as defined) by us or by Dr. Cauwenbergh for “good reason” (as defined), he will be entitled to: (1) payment of any accrued but unpaid salary and unused vacation as of the date of his termination, as well as any unpaid bonus compensation awarded for the year preceding the year in which his termination occurs; (2) payment of six months of salary from the date of termination (subject to certain exceptions); and (3) continued participation, at our expense, during the period of six months following the date of termination, in our group medical and dental plans. Notwithstanding and in lieu of the foregoing compensation, in the event his employment is terminated within twelve months following a “change of control” (as defined) of RXi, he will be entitled to: (x) twelve months of salary from the date of termination; (y) accelerated vesting of any unvested stock options held by him so that such awards are fully vested and exercisable upon such termination; and (z) continued participation, at our expense, during the severance period in our sponsored group medical and dental plans.

Also concurrent with the Closing: (i) Mark Ahn, Ph.D., the Chief Executive Officer of Galena, resigned as an officer and director of the Company; and (ii) Anastasia Khvorova, Ph.D. resigned as the Company’s Senior Vice President and Chief Scientific Officer. Dr. Ahn’s resignation was contemplated under the Purchase Agreement and did not relate to any disagreement with the Company. In connection with Dr. Khvorova’s resignation, the Company, Galena, the Investors and Dr. Khvorova entered into a Separation Agreement (the “Separation Agreement”), pursuant to which the parties clarified and confirmed certain rights and obligations relating to the assignment and grant-back license agreements between the Company and Advirna, as well as other Company intellectual property. Dr. Khvorova co-owns Advirna with her spouse. Dr. Khvorova is not entitled to receive any material consideration from the Company pursuant to the Separation Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated April 27, 2012, between RXi Pharmaceuticals Corporation and Geert Cauwenbergh, Ph.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: May 3, 2012	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer